UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act will become effective 90 days after the December 17, 2019 filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 7, 2020, Basic Energy Services, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”), reporting that William T. Dame, Vice President - Pumping Services Division of the Company, is no longer with the Company effective January 31, 2020. This Current Report on Form 8-K/A (this “Amendment”) amends and supplements the Original 8-K to include the below information regarding Mr. Dame’s Separation and Release Agreement with the Company (the “Separation Agreement”). No other modifications to the Original 8-K are being made by this Amendment. This Amendment should be read in connection with the Original 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 7, 2020, Mr. Dame entered into the Separation Agreement with the Company, dated effective as of February 2, 2020 (the “Separation Date”).

The Separation Agreement provides that Mr. Dame will receive (i) a severance payment of $643,552, minus applicable taxes and withholdings, within ten days following the six-month anniversary of the Separation Date, (ii) a $42,255 payment, minus applicable taxes and withholdings, for his 2019 annual bonus paid in a lump sum by March 15, 2020, and (iii) after-tax reimbursement of 100% of the COBRA premiums for up to 18 months after the Separation Date or the date Mr. Dame becomes eligible for group health insurance coverage under another employer’s group health insurance, whichever is sooner.

In addition, Mr. Dame will receive (i) all base salary through the Separation Date and pay for any accrued unused paid time off as of the Separation Date, in each case subject to applicable taxes and withholdings and (ii) all vested benefits under the Basic Energy Services, Inc. 401(k) Plan and the Basic Energy Services, Inc. Executive Deferred Compensation Plan, in each case in accordance with the terms of the respective plan.

The Separation Agreement also provides that the Company will issue to Mr. Dame 25,530 shares of common stock of the Company and $2,093.04 in cash as settlement in full of all vested equity incentive awards outstanding as of the Separation Date. All equity incentive awards that are unvested immediately prior to the Separation Date shall be forfeited as of the Separation Date. All stock options which vested prior to the Separation Date shall automatically expire as of the Separation Date.

Pursuant to the Separation Agreement, Mr. Dame agreed to a full and final release of all legal claims against the Company and certain other released parties and will remain subject to certain confidentiality, non-solicitation, non-competition and no-recruitment restrictions applicable under his Employment Agreement.

Mr. Dame is expected to enter into a Consulting Agreement with the Company, pursuant to which he will provide certain consulting services to the Company as an independent contractor.

The forgoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Amendment and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Separation and Release Agreement, dated February 7, 2020, by and between the Company and William T. Dame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: February 13, 2020	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Senior Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)